Exhibit 99.1

11695 Johns Creek Pkwy. Johns Creek, GA 30097

NEWS RELEASE

For media information:	For investor information:

Mike O’Sullivan	Gregg Swearingen
(937) 242-4786	(937) 242-4600
mike.osullivan@teradata.com	gregg.swearingen@teradata.com

For Release on May 6, 2010

Teradata Announces Record 2010 First Quarter Results

•	Revenue increased 17 percent, 12 percent in constant currency, from first quarter of 2009

•	Product revenue increased 27% from the first quarter of 2009

•	Operating margin improved to 20.0 percent, from 16.3 percent in the first quarter of 2009

•	EPS of $0.39, versus $ 0.26 in first quarter of 2009

•	Increasing full-year 2010 revenue growth guidance to 8-10 percent

•	Increasing full-year EPS guidance to $1.60 to $1.70

ATLANTA – Teradata Corporation (NYSE: TDC), the world’s largest company solely focused on data warehousing and enterprise analytics, today reported revenue of $429 million for the quarter ended March 31, 2010, an increase of 17 percent from $367 million in 2009. The first quarter revenue comparison included 5 percentage points of benefit from currency fluctuations. (1)

Gross margin in the first quarter improved to 55.0 percent versus 54.5 percent in the first quarter of 2009, due to higher services gross margin and a more favorable mix of product versus service revenue.

Teradata reported first-quarter net income under Generally Accepted Accounting Principles (GAAP) of $67 million, or $0.39 per diluted share, which compared to GAAP net income of $45 million, or $0.26 per diluted share, in the first quarter of 2009.

“Teradata started off strong in 2010, delivering record first quarter revenue and earnings for our shareholders,” said Mike Koehler, president and chief executive officer of Teradata Corporation. “All regions grew product revenue by double digits in the quarter.

“As a result, we are raising our guidance for full-year 2010 revenue growth to 8-10 percent and earnings per share to $1.60 to $1.70.

“The Teradata team executed well in the first quarter, released new models for three members of our purpose-built platform family, launched new offers with key partners, grew our consulting business and increased operating margins,” said Koehler.

Regional Operating Segment Results

Teradata reports its results in three regional operating segments.

Americas

Teradata generated $252 million of revenue in its Americas region in the first quarter of 2010, up 23 percent from $205 million in the first quarter of 2009. Currency translation benefited revenue growth in the Americas by 2 percentage points in the first quarter.(1)

Gross margin in the Americas region in the first quarter of 2010 improved to 57.9 percent, compared to 57.1 percent in the first quarter of 2009. Gross margin in the quarter improved largely due to higher consulting services margins compared to the prior year period.

Europe, Middle East and Africa (EMEA)

Revenue in Teradata’s EMEA region in the first quarter of 2010 was $106 million, up 9 percent from $97 million generated in the first quarter of 2009. Currency translation benefited the revenue comparison in the EMEA region by 6 percentage points.(1)

Gross margin in the EMEA region in the first quarter of 2010 was 53.8 percent, down from 54.6 percent in the first quarter of 2009, due to the impact of lower product margins compared to the prior year period.

Asia Pacific / Japan (APJ)

Teradata generated $71 million of revenue in its APJ region in the first quarter of 2010, a 9 percent increase from $65 million in the first quarter of 2009. The revenue comparison in the APJ region was benefited by 10 percentage points from currency translation.(1)

Gross margin in the APJ region in the first quarter of 2010 was 46.5 percent, versus 46.2 percent in the first quarter of 2009.

Operating Income

First-quarter operating income of $86 million improved from $60 million reported in the first quarter of 2009, driven by higher revenue and a more favorable mix of product versus services revenue.

Other Items

Included in Teradata’s quarterly results was $5 million of non-cash stock-based compensation expense, or approximately 2 cents of earnings per share, the same as in the prior year period.

The effective income tax rate in the first quarter of 2010 was 22 percent, which compared to a 25 percent tax rate in the prior year period. The first quarter tax rate benefited from the previously disclosed recognition of certain foreign net operating loss carry-forwards resulting from an audit settlement in the first quarter of 2010.

Because more of Teradata’s profit for the year is now expected to be generated in the United States, the company’s tax rate for full-year 2010 is now expected to increase to the 25.5 to 26.5 percent range.

Cash Flow

During the first quarter of 2010, Teradata generated $138 million of cash from operating activities, compared to $165 million in the prior year period. Capital expenditures in the first quarter of $21 million compared to $20 million in the first quarter of 2009. Teradata generated $117 million of free cash flow (cash from operations less capital expenditures for property and equipment and additions to capitalized software) (2) in the first quarter of 2010, versus generating $145 million in the same period in 2009. The primary driver of the change in free cash flow was a higher accounts receivable balance at December 31, 2008 versus December 31, 2009.

	For the period ended March 31 (in millions)
	Three Months
	2010	2009
Net Income (GAAP)	$67	$45

Cash provided by operating activities (GAAP)	$138	$165
Less capital expenditures for:
Expenditures for property and equipment	(6)	(9)
Additions to capitalized software	(15)	(11)

Total capital expenditures	(21)	(20)

Free Cash Flow (non-GAAP measure) (2)	$117	$145

Balance Sheet

Teradata ended the first quarter of 2010 with $712 million in cash and short-term investments, a $51 million increase from December 31, 2009, even though Teradata used approximately $70 million of cash to repurchase 2.4 million shares in the first quarter of 2010.

Although Teradata has $300 million of funds available through a pre-arranged credit facility, there was no short- or long-term debt outstanding as of March 31, 2010.

2010 Outlook

Teradata is increasing its expectation for full-year 2010 revenue growth to 8-10 percent from the revenue it generated in 2009, and currency is expected to have minimal benefit in the year over year comparison. Teradata’s original revenue growth guidance of 7-9 percent for 2010 had included 1-2 percentage points of benefit from currency translation.

Even though Teradata expects its full-year tax rate to be higher than originally anticipated, the company is increasing its earnings guidance for 2010 to $1.60 to $1.70 per share, from the original guidance range of $1.54 to $1.64 per share.

2010 First-Quarter Earnings Conference Call

A conference call is scheduled today at 8:30 a.m. (ET) to discuss the company’s first-quarter 2010 results. Access to the conference call, as well as a replay of the call, is available on Teradata’s web site at www.teradata.com/investor.

Supplemental financial information regarding Teradata’s operating results is also available on the Investor Relations page of Teradata’s web site www.teradata.com/investor.

About Teradata

Teradata Corporation (NYSE: TDC) is the world’s largest company solely focused on raising intelligence and achieving enterprise agility through its database software, enterprise data warehousing, data warehouse appliances, consulting, and enterprise analytics. Visit Teradata on the web at www.teradata.com.

# # #

Teradata is a trademark or registered trademark of Teradata Corporation in the United States and other countries.

1.	The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates. See the foreign currency schedule on the Investor Relations page of the company’s web site www.teradata.com/investor.

	For the Period Ended March 31 (in millions)
	Three Months
Revenue	2010	2009	% Change As Reported	% Change Constant Currency
Products (software/hardware)	$200	$157	27%	22%

Consulting services	117	106	10%	4%
Maintenance services	112	104	8%	4%

Total services	229	210	9%	4%

Total revenue	$429	$367	17%	12%

By segment/region

Americas region	$252	$205	23%	21%

EMEA region	106	97	9%	3%

APJ region	71	65	9%	(1)%

Total revenue	$429	$367	17%	12%

2.	The company believes that free cash flow is a useful non-GAAP measure for investors. Teradata defines free cash flow as cash provided/used by operating activities less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definition of this measure. Teradata’s management uses free cash flow to assess the financial performance of the company and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the company’s existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of company stock and repayment of the company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure is not meant to be considered in isolation or as a substitute for or superior to results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause Teradata’s actual results to differ materially.

In addition to the factors discussed in this release, other risks and uncertainties could affect our future results, and could cause actual results to differ materially from those expressed in such forward-looking statements. Such factors include those relating to: the global economic environment in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers, and other general economic and business conditions; the rapidly changing and intensely competitive nature of the information technology industry and the enterprise data warehousing business, including the increased pressure on price/performance for data warehousing solutions; fluctuations in our operating results, unanticipated delays or accelerations in our sales cycles and the difficulty of accurately estimating revenues; risks inherent in operating in foreign countries, including the impact of economic, political, legal, regulatory, compliance, cultural, foreign currency fluctuations and other conditions abroad; the timely and successful development, production or acquisition and market acceptance of new and existing products and services, including our ability to accelerate market acceptance of new products and services as well as the reliability, quality and operability of new products because of the difficulty and complexity associated with their testing and production; tax rates; turnover of workforce and the ability to attract and retain skilled employees; availability and successful exploitation of new acquisition and alliance opportunities; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors described from time to time in the company’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and subsequent quarterly reports on Forms 10-Q, as well as the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Schedule A

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	For the Period Ended March 31
	Three Months
	2010	2009	% Chg
Revenue
Products	$200	$157	27%
Services	229	210	9%

Total revenue	429	367	17%

Product gross margin	128	103
% of Revenue	64.0%	65.6%
Services gross margin	108	97
% of Revenue	47.2%	46.2%

Total gross margin	236	200
% of Revenue	55.0%	54.5%

Selling, general and administrative expenses	118	110
Research and development expenses	32	30

Income from operations	86	60
% of Revenue	20.0%	16.3%

Other income, net	—	—

Income before income taxes	86	60
% of Revenue	20.0%	16.3%

Income tax expense	19	15

% Tax rate	22%	25%

Net income	$67	$45

% of Revenue	15.6%	12.3%

Net income per common share
Basic	$0.40	$0.26
Diluted	$0.39	$0.26

Weighted average common shares outstanding
Basic	167.8	173.3
Diluted	170.5	174.3

Schedule B

TERADATA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions)

	March 31, 2010	December 31, 2009	March 31, 2009
Assets

Current assets
Cash and cash equivalents	$712	$661	$506
Short term investments	—	—	65
Accounts receivable, net	334	387	359
Inventories	56	47	52
Other current assets	58	57	67

Total current assets	1,160	1,152	1,049

Property and equipment, net	96	95	91
Capitalized software, net	109	102	84
Goodwill	109	109	108
Deferred income taxes	75	84	100
Other assets	27	27	27

Total assets	$1,576	$1,569	$1,459

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$81	$102	$80
Payroll and benefits liabilities	77	109	68
Deferred revenue	326	256	321
Other current liabilities	59	76	68

Total current liabilities	543	543	537

Pension and other postemployment plan liabilities	81	83	79
Other liabilities	35	33	30

Total liabilities	659	659	646

Stockholders’ equity
Preferred stock	—	—	—
Common stock	2	2	2
Paid-in capital	632	622	580
Treasury Stock	(382)	(311)	(158)
Retained earnings	650	583	374
Accumulated other comprehensive income	15	14	15

Total stockholders’ equity	917	910	813

Total liabilities and stockholders’ equity	$1,576	$1,569	$1,459

Schedule C

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	For the Period Ended March 31
	Three Months
	2010	2009
Operating activities
Net income	$67	$45
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14	14
Stock-based compensation expense	5	5
Excess tax benefit from stock-based compensation	(1)	—
Deferred income taxes	9	8
Changes in assets and liabilities:
Receivables	52	88
Inventories	(10)	(7)
Current payables and accrued expenses	(67)	(48)
Deferred revenue	72	66
Other assets and liabilities	(3)	(6)

Net cash provided by operating activities	138	165

Investing activities
Purchase of short-term investments	—	(25)
Expenditures for property and equipment	(6)	(9)
Additions to capitalized software	(15)	(11)
Other investing activities, net	—	4

Net cash used in investing activities	(21)	(41)

Financing activities
Repurchase of common stock	(71)	(20)
Excess tax benefit from stock-based compensation	1	—
Other financing activities, net	5	3

Net cash used in financing activities	(65)	(17)

Effect of exchange rate changes on cash and cash equivalents	(1)	(3)

Increase in cash and cash equivalents	51	104
Cash and cash equivalents at beginning of period	661	402

Cash and cash equivalents at end of period	$712	$506

Schedule D

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions)

	For the Period Ended March 31
	Three Months
	2010	2009	% Change As Reported	% Change Constant Currency
Revenue

Americas	$252	$205	23%	21%
EMEA	106	97	9%	3%
APJ	71	65	9%	-1%

Total revenue	429	367	17%	12%

Segment gross margin

Americas	146	117
% of Revenue	57.9%	57.1%
EMEA	57	53
% of Revenue	53.8%	54.6%
APJ	33	30
% of Revenue	46.5%	46.2%

Total gross margin	236	200
% of Revenue	55.0%	54.5%

Selling, general and administrative expenses	118	110
Research and development expenses	32	30

Income from operations	$86	$60

% of Revenue	20.0%	16.3%